SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 15, 2000



                     McMoRan Exploration Co.


      Delaware              001-07791             72-1424200
  (State or other          (Commission          (IRS Employer
  jurisdiction of          File Number)         Identification
  incorporation or                                  Number)
    organization)

                       1615 Poydras Street
                  New Orleans, Louisiana  70112

 Registrant's telephone number, including area code: (504) 582-4000


Item 5.   Other Events.

McMoRan Exploration Co. (McMoRan) announced today the following oil and gas exploration alliance:

Today we announced that we have entered into an alliance with Samedan Oil Corporation, a wholly owned subsidiary of Noble Affiliates, Inc. to conduct exploration on our oil and gas acreage in the Gulf of Mexico. Samedan has committed to participate with a 25 percent working interest in six of seven specified prospects as shown in the table below. In addition, Samedan has agreed to work with us in identifying additional future prospects from the acreage position accumulated by us in our previously announced transactions with Shell Offshore Inc. and Texaco Exploration and Production Inc. and Samedan has the right to participate in future prospects.

Following are the seven specified prospects with approximate ownership interests:

           Prospect location
           (offshore blocks)                  McMoRan      Samedan
     ----------------------------------    ------------  ------------
                                           WI(1) NRI(1)  WI(2) NRI(2)
                                           ----- ------  ----- ------
     Vermilion 195/196/207                 47.5%  34.2%  25.0%  18.0%

     Eugene Island 96/97/109 - shallow     38.0%  27.4%  25.0%  18.0%

     Eugene Island 96/97/109 - deep        46.3%  33.2%  25.0%  17.9%

     Vermilion 144/145                     71.3%  57.2%  25.0%  20.1%

     West Delta 1/12/13/Grand Isle 2       47.5%  32.1%  25.0%  16.9%

     Louisiana State Lease 340 (portions)  30.4%  23.9%  25.0%  19.6%

     Garden Banks 272(3)                   71.3%  51.3%  25.0%  18.0%

     (1) Reflects minimum estimated working interests (WI) and net revenue interests (NRI), assuming participation election by others, except that the Halliburton Company right to participate is not included. Halliburton has the right to participate by paying 20 percent of our acquisition, exploration and development costs and receiving 20 percent of our net revenues until payout, after which Halliburton receives 6 percent of our interest.

     (2) Samedan will share costs on a disproportionate basis to earn these WIs and NRIs.

     (3) Prospect under evaluation. We have not yet committed to drill an initial test well on this lease. If drilled, Samedan has the option to participate.


     The Shell and Texaco transactions provide us exploration rights to an aggregate of approximately 660,000 acres on 145 blocks in the Gulf of Mexico from coastal water depths up to 2,200 feet, with a majority in water depths less than 400 feet.
In the Shell transaction, we purchased Shell's interest in 56 blocks in the Gulf of Mexico for $37.7 million in cash and Shell retained a one-twelfth overriding royalty interest. In the Texaco transaction, we acquired exploration rights on 89 blocks in the Gulf of Mexico and agreed to spend $110 million on exploration through June 30, 2003. Texaco retained rights to participate on varying terms.

     Samedan's share of estimated costs for the specified
exploration projects is approximately $25 million.  This Samedan commitment ensures our $50 million in current availability under a bank credit facility which is guaranteed by Halliburton
and secured by our producing properties.   No amounts are
currently outstanding under this facility.  Under our alliance with Halliburton, an integrated team of McMoRan, Halliburton and
McMoRan contractor personnel has been established to conduct our exploration, development and production activities and
Halliburton services are used in these activities when
applicable.  We are obligated to raise specified levels of
additional capital by December 31, 2000 and 2001.  The commitment by Samedan, together with $50 million raised by us in a common stock offering in April 2000, will serve to substantially fulfill the December 31, 2000 obligation.  In addition, Halliburton has an option to participate in our interests in the development of our exploration discoveries.





                            SIGNATURE
                       ------------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              McMoRan Exploration Co.


                              By:  /s/ C. Donald Whitmire Jr.
                                   ------------------------------
                                       C. Donald Whitmire, Jr.
                                  Vice President & Controller -
                                        Financial Reporting
                                     (authorized signatory and
                                    Principal Accounting Officer)

Date:  September 19, 2000

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